As Filed with the Securities and Exchange Commission on September 20, 2007 File No.333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHEETAH CONSULTING, INC.
(Name of small business issuer in its charter)
Florida	7389	14-1908451
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6860 Gulfport Blvd. South, #161

St. Petersburg, Florida 33707

(941) 723-2480

(Address and telephone number of principal executive offices and principal place of business)

Michael J. Daniels

6860 Gulfport Blvd. South, #161

St. Petersburg, FL  33707

(727) 415-4121

(Name, address and telephone number of agent for service)

Copies to:

Harrison Law, P.A.

Diane J. Harrison, Esq.

6860 Gulfport Blvd. South No. 162, So. Pasadena, FL 33707

Telephone: 941-723-7564  Facsimile:  941-531-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee
Common Stock par value $0.01[2]	1,350,000	$0.10	$135,000.00	$34.67
Total	1,350,000	$0.10	$135,000.00	$34.67

[1]Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

[2]1,350,000 shares of common stock relate to the Offering by thirty-six (36) selling security holders. This includes 360,000 shares beneficially owned by our current officers, directors and affiliated persons.

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The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated September 20, 2007

Cheetah Consulting, Inc.

The Securities Being Offered by Selling Security Holders of Cheetah Consulting, Inc. Are Shares of Common Stock
Shares offered by Security Holders: 1,350,000

The selling security holders named in this prospectus are offering to sell 1,350,000 shares of Cheetah Consulting, Inc.’s (“CCI’s”) common stock through this prospectus and are not considered “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.  Upon execution of a stock subscription agreement each purchaser specifically acknowledged that he/she was acquiring the shares for their personal investment and not with a view to resale.

CCI’s common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.10 per share until our offering period ends or until our stock becomes quoted on the OTCBB or other securities exchange and then stock may be sold at prevailing market prices.

CCI is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering. The shares of CCI common stock being offered through this prospectus will be offered by the selling security holders from time to time for a period ending nine months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of nine months.  The actual number of shares sold will vary depending upon the individual decisions of the selling security holders.  None of the proceeds from the sale of stock by the selling security holders will be placed in escrow, trust or similar account.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Offering	$0.10	$135,000.00
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to Cheetah Consulting, Inc.	-0-	-0-

The date of this prospectus is September 20, 2007

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Dealer Prospectus Delivery Instructions

Until                , 2007 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Cheetah Consulting, Inc. (“Us,” “We,” “Our,” "CCI,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business

Since inception, Cheetah Consulting, Inc. has engaged in the development of its business plan and providing consulting services to owners of private companies requiring guidance and assistance in analyzing and determining exit strategies for their businesses. The primary emphasis has been on companies where ownership has been in control a minimum of three (3) years.

Cheetah Consulting, Inc. hopes to capitalize on its expertise and experience to be competitive in the consulting business.  CCI developed a business plan geared to small to medium sized businesses with owners seeking to divest themselves of the business. To support that intention, our services include analyzing the financial position of the company as well as its position in its industry to determine if we can assist in developing exit-strategy options for the business owners. We believe our target market is an underserved market. We further believe that this niche is currently served by accountants and attorneys who are general practitioners and not specialists in exit strategies.  By concentrating in this niche, management believes that it can continue to grow and utilize referrals by satisfied clients as its main source of business.

While one of our key employees has experience in this area of business, we are at a disadvantage with our competitors. Our competitors have the benefit of more years experience in operations and a larger capital base, while our business has no proven background.  Our lack of experience in running a fully operational consulting business coupled with our lack of capital and proven track record makes any investment in our company a high risk.

We do compete with national firms such as McKinsey & Co., Boston Consulting, Booz Allen, and Deloitte Consulting LLP.  These firms have the experienced personnel, years in business, capitalization, and reputation that will make it difficult for us to compete on a national level.  As a result of such competition, we will concentrate our efforts on the small to medium size businesses that may not be able to afford the services of such large firms.

Our State of Organization	We were incorporated in Florida on May 11, 2004. Our principal address is 6860 Gulfport Blvd. South, No. 161, St. Petersburg, Florida, 33707. Our phone number is (941) 723-2480.

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The Offering
Number of Shares Being Offered

The selling security holders want to sell up to 1,350,000 shares of common stock at $0.10 per share.  Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.  The selling security holders must sell their shares at the fixed price of $0.10 per share for the duration of this offering unless or until our shares become quoted on the OTCBB or other exchange and thereafter at prevailing market prices.  Selling shareholders are not underwriters as defined under the Securities Act of 1933.  Each purchaser executed a stock subscription agreement confirming that he/she was purchasing for their personal investment and not with a view to resell.

Number of Shares Outstanding After the Offering	4,550,000 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling security holders.
Plan of Distribution

The Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We intend to seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). However, no assurance can be given that our common stock will be approved for quotation on the OTCBB. Selling security holders must sell at $.10 for the duration of this offering unless or until our shares become quoted on the OTCBB or other exchange and thereafter at prevailing market prices.

Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3 before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.  We must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.

Selected Financial Data
	As of June 30, 2007 (Reviewed)	As of December 31, 2006 (Audited)
Balance Sheet
Total Assets	$102,840	$ 3,911
Total Liabilities	$ 64,436	$ 3,245
Stockholders Equity	$ 38,404	$ 666
Statement of Operations
Revenue	$ 89,724	$ 64,315
Total Expense	$ 43,169	$ 78,614
Investment Income	$ 5	$ 12,365
Net Income (Loss)	$ 37,633	($ 1,934)

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RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Associated with the Company

(1) We Engage In Consulting Activities Which Involve A High Degree Of Risk.

The consulting industry is speculative and is significantly affected by changes in economic and other conditions, such as:

•

employment levels,

•

availability of financing,

•

interest rates, and

•

consumer confidence

These factors can negatively affect the demand for and pricing of our consulting services. We are also subject to a number of risks, many of which are beyond our control, including:

•

delays in clients’ schedules,

•

changes in governmental regulations (such as tax or regulative initiatives),

•

increases in real estate taxes and other local government fees, and

•

labor strikes or shortages.

(2) We Have A Limited Operating History That Includes A Small Net Income. We Expect This Trend To Continue Into The Near Future. As A Result, If Our Ability To Generate Greater Revenue Fails, We May Have To Suspend Or Cease Operations Should We Incur Losses That Exceed Our Income.

Since we incorporated in 2004, we have developed our business plan and began generating revenues in the fourth quarter of 2006; however, we have not generated any significant profits. We have limited history upon which you can evaluate the likelihood of our future success or failure. Our ability to achieve profitability and positive cash flow in the future is dependent upon:

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our ability to generate revenues,

•

our ability to gain additional clients,

•

our ability to control costs,

•

our ability to find and retain staff, and

•

our ability to raise capital through private stock sales or debt financing when and if needed.

Based upon current plans, we expect to incur small operating profits in the near future. This will happen because we have limited people who devote themselves full-time to our consulting business. Failure to generate greater revenues may cause us to never be able to increase our operations, and purchasers of our shares may not have any liquidity for their investment. We are not sure we will be successful in generating greater revenues necessary to be profitable in the future and pay a dividend to our shareholders.

(3) We Are A Small Consulting Business Attempting To Expand In A Narrow Niche Market.

We are a small consulting business with limited revenues and access to capital markets trying to compete in a niche market with a limited offering of services:  developing exit strategies for business owners.  This limited niche may not provide us with sufficient clients considering the number of accountants, attorneys, consulting firms, and independent consultants who provide these same services.  This limited market places our chance at success at high risk due to the limited services we offer.

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(4) We Are Dependent On Key Persons With No Assurance That They Will Remain With Us: Losing Such Key Persons Could Mean Losing Revenue.

Our success will depend to a great extent on retaining the continued services of our President/Director, Diane J. Harrison.  Ms. Harrison may not remain with the corporation due to the lack of an employment contract. If we lose our key person, our business may suffer. We depend substantially on the continued services and performance of Ms. Harrison to generate profits and investors will be at risk to lose some or all of their investment in the event she leaves our company.

(5) The Business Consulting Industry Is Extremely Competitive With Local, Regional, And National Companies Vying For The Same Clients.

The market for business consulting services is intensely competitive. Our consulting experience to date has shown the difficulty of penetrating the niche market we have chosen:  developing exit strategies for business owners. Our business is geared to competing with regional as well as national firms who have greater resources and stability than we do.  Our competitors and their greater resources may make it impossible for us to generate greater revenues in the future and could in fact cause us to lose clients and revenue.  The loss of clients and revenues to our competition will have a direct impact on our ability to remain in business.  Investors in our stock must be able to sustain a loss of all or a part of their investment due to our difficulty in competing in the consulting industry.

(6) There Are Relationships That Must Be Maintained To Develop Potential Clients And Any Interruption In These Relationships Could Have A Significant Effect On Our Ability To Compete Effectively.

Our President, Diane J. Harrison, has operated our company since inception. Her contacts in the legal and accounting fields are critical to our future success. We are reliant upon her contacts as a source of future clients.  Should she fail to maintain these relationships or if there is any disruption in these critical business relationships, we will have a difficult time generating new contacts and thereby, a difficult time competing effectively.  It is her strong personal relationships with customers that must be maintained or the risk of loss of business is great.

(7) We May Not Be Able To Acquire The Experienced Personnel To Perform Our Specific Consulting Services.

We will have to locate and hire personnel in the third quarter of 2008 but no later than January 31, 2009. Competition and unforeseen limited availability of educated, experienced personnel could have material adverse affects on our profitability. If we cannot acquire the requisite personnel, we may have to suspend our business plans which suspension could cause investors to lose all or a part of their investment.

(8)  A Conflict Of Interest May Exist For Our President Diane J. Harrison, Esq. With Her Other Business Interests.

Our President Diane J. Harrison, Esq. is the principal in Harrison Law, P.A. a law firm specializing in filing registration statements for small businesses with revenues less than $25,000,000.  Her commitment to clients of her law firm may create a conflict of interest with our company operating independently.  Such conflict of interest would likely cause investors to lose all or part of their investment in the event decisions made on behalf of her clients from her law practice were to be placed ahead of the interests of our Company.

(9) No Matter How Much Money Is Spent On Our Business Plan, The Risk Is That We May Never Develop Sufficient New Clients To Be Profitable.

Over the coming years, we might expend considerable capital on our business plan without developing sufficient new clients. It is very likely that such capital will be lost. No matter how much money is spent on the plan, we might never be able to find a sufficient number of new clients to be profitable and investors will be at risk to lose all or a part of their investment.

(10) Small Public Companies Are Inherently Risky And We May Be Exposed To Market Factors Beyond Our Control. If Such Events Were To Occur It May Result In A Loss Of Your Investment.

Managing a small public company involves a high degree of risk. Few small public companies ever reach market stability and we will be subject to oversight from governing bodies with rules and regulations that will be costly to meet.  Our present officers and directors have limited, if any, experience in managing a fully reporting public company so we may be forced to obtain outside consultants to assist with our meeting these requirements.  These outside consultants are expensive and can have a direct impact on our ability to be profitable.  This will make an investment in our company highly speculative and risky.

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Risks Associated with this Offering

(11) There Is No Public Market For Our Shares, And There Is No Assurance That One Will Develop Due To The Limited Demand For Stocks In The Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this registration, there has been no established trading market for our securities, and we do not know that a regular trading market for our securities will develop after completion of this offering. Our shareholders are offering shares for sale in a company that has a very limited offering of consulting services. Due to our limited services, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to seek to obtain the services of a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) for quotation on the “OTCBB” (“Over-the-Counter Bulletin Board”). We do not know if such quotation will be obtained or if an established market for our common stock will be developed.

(12) Because It May Be Difficult To Effect A Change In Control Of Cheetah Consulting, Inc. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better And A Potential Suitor Who May Be Willing To Pay A Premium To Acquire Us May Not Attempt To Do So.

Diane J. Harrison, President and Director, currently holds approximately 76% of our outstanding voting stock.  Ms. Harrison is registering only 300,000 shares of her stock in this offering and will retain her status as controlling security holder.  Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Ms. Harrison has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(13) The Sale Of Shares Of Common Stock By Our Selling Security Holders May Have A Significant Adverse Effect On The Market Price Of Our Common Stock Should A Market Develop.

We are registering with the U.S. Securities Exchange Commission 1,350,000 shares of common stock owned by the selling security holders. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital in the future, after the close of this offering, through the sale of our stock in private transactions may be harmed by competing re-sales of our common stock sold by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders have sold their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock.

(14) Our Lack Of Business Diversification Could Result In The Devaluation Of Our Stock If Our Revenues From Our Primary Services Decrease.

We expect our business to consist of providing consulting services to companies where the owners are seeking to develop an exit strategy from their business at some time in the future. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in this market. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

(15) There Has Been No Independent Valuation Of The Stock, Which Means That The Stock May Be Worth Less Than The Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares.  This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

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(16) Investors May Never Receive Cash Distributions Which Could Result In An Investor Receiving Little Or No Return On His Or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(17) Without A Public Market There Is No Liquidity For Our Share, And Our Shareholders May Never Be Able To Sell Their Shares, Which May Result In A Total Loss Of Their Investment.

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the Over-the-Counter-Bulletin-Board (“OTCBB”) whereby:

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We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to FINRA; and

•

We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

From the date of this prospectus, we estimate that it will take us between nine to twelve months to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

(18) Even If A Market Develops For Our Shares, Our Shares May Be Thinly Traded With Wide Share Price Fluctuations, Low Share Prices, And Minimal Liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

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Potential investors’ anticipated feeling regarding our results of operations;

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Increased competition;

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Our ability or inability to generate future revenues; and

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Market perception of the future of development of high-volume commercial printing.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

(19) We Anticipate The Need To Sell Additional Authorized Shares In The Future.  This Will Result In A Dilution To Our Then-Existing Shareholders And A Corresponding Reduction In Their Percentage Ownership In Cheetah Consulting.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in us is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the then-existing shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

(20) Since Our Securities Are Subject To Penny Stock Rules, You May Have Difficulty Reselling Your Shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker/dealers who sell Cheetah Consulting Inc.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

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 A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Cheetah Consulting, Inc. described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

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an abrupt economic change resulting in an unexpected downturn in demand;

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governmental restrictions or excessive taxes on our products;

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over-abundance of companies supplying commercial printing products and high-volume printing services;

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economic resources to support the retail promotion of new products and services;

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expansion plans, access to potential clients, and advances in technology; and

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a lack of working capital that could hinder the promotion and distribution of products and services to a broader based business and retail population.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 1,350,000 of our outstanding shares of common stock will be eligible for sale under the Securities Act.  We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.  We will however incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

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Our lack of two (2) full years operating history,

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Our current share book value and previous sale prices, and

•

Our management expertise.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

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IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

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SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 1,350,000 of the 4,550,000 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, must sell their shares at the fixed price of $0.10 per share for the duration of this offering. We will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus[1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete[2]	Position, office or other material relationship to the company within last three years
Diane J. Harrison	3,500,000	76.92%	300,000	70.33%	President, Director
Joseph Scutero	30,000	0.66%	30,000	0.00%	Treasurer, Director
Lynnette J. Harrison	30,000	0.66%	30,000	0.00%	Sister of President
Wilma J. Harrison	30,000	0.66%	30,000	0.00%	Mother of President
William B. Harrison	30,000	0.66%	30,000	0.00%	Father of President
Belvey Harrison	30,000	0.66%	30,000	0.00%	Sister-in-law of President
William B. Harrison, II	30,000	0.66%	30,000	0.00%	Brother of President
William B. Harrison, III	30,000	0.66%	30,000	0.00%	Nephew of President
Chad W. Sparks	30,000	0.66%	30,000	0.00%	Nephew of President
Brandi J. Peachy	30,000	0.66%	30,000	0.00%	Niece of President
Nick R. Holladay	30,000	0.66%	30,000	0.00%
Sherry J. Long	30,000	0.66%	30,000	0.00%
John J. Piazza	30,000	0.66%	30,000	0.00%
Scott Bills	30,000	0.66%	30,000	0.00%
Meshel Coleman	30,000	0.66%	30,000	0.00%	Cousin of President
Joseph Coleman	30,000	0.66%	30,000	0.00%	Cousin of President
Jasmine Coleman	30,000	0.66%	30,000	0.00%	Cousin of President
Eileen Love	30,000	0.66%	30,000	0.00%	Aunt of President
Kandace Coleman	30,000	0.66%	30,000	0.00%	Cousin of President
Jerry Neel, Jr.	30,000	0.66%	30,000	0.00%
Moshe Turgeman	30,000	0.66%	30,000	0.00%	Brother-in-Law of Treasurer
Albert Moretti	30,000	0.66%	30,000	0.00%
Martin Mink	30,000	0.66%	30,000	0.00%
Evan Scutero	30,000	0.66%	30,000	0.00%	Brother of Treasurer
Karen Wolfson	30,000	0.66%	30,000	0.00%
Alan Drien	30,000	0.66%	30,000	0.00%
Matthew Miller	30,000	0.66%	30,000	0.00%
Larry Chapman	30,000	0.66%	30,000	0.00%
Ashley Coleman	30,000	0.66%	30,000	0.00%	Cousin of President
Mark J. Kepes	30,000	0.66%	30,000	0.00%
Deborah A. Kepes	30,000	0.66%	30,000	0.00%
Rolland L. Owens	30,000	0.66%	30,000	0.00%
Corey Owens	30,000	0.66%	30,000	0.00%
Brent Owens	30,000	0.66%	30,000	0.00%
Stephanie Owens	30,000	0.66%	30,000	0.00%
Betty Owens	30,000	0.66%	30,000	0.00%
Totals:		100.0%	1,350,000	70.33%

1 On February 28, 2007 the par value of the stock was changed from $0.01 to $0.001.  In addition, on March 31, 2007, the Board of Directors approved of a forward stock split of 10:1 resulting in another forward increase in the shareholders’ shares.

[2] The percentage held in the event the Selling Security Holders sell all of their 1,350,000 shares offered in the Offering.

Link to Cheetah Consulting, Inc. SB-2 Table of Contents

All of the shares offered by this prospectus may be offered for sale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices for the duration of this offering. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has not been declared an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. Upon execution of a stock subscription agreement each purchaser specifically acknowledged that he/she was acquiring the shares for their personal investment and not with a view to resale. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

Each selling shareholder acquired their shares under the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended.  The shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the President, Diane J. Harrison, Esq. Each individual had specific knowledge of the Company’s operation that was given to them personally by the President.  Each individual is considered educated and informed concerning small investments, such as the $3.00 investment in our company.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of nine months after this registration statement is declared effective. The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

•

On such public markets as the common stock may from time to time be trading,

•

In privately negotiated transactions,

•

Through the writing of options on the common stock,

•

In short sales, or

•

In any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share for nine months after our registration statement is declared effective.  In the event the shares of our common stock are traded on the OTCBB or other such exchange prior to the nine-month period, the shares will continue to be sold at the fixed price of $0.10 per share or at currently prevailing market prices.  Although we intend to apply to have our common stock traded on the OTCBB, a public market for our common stock may never materialize.

Upon effectiveness of this registration statement, the selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer, participating in such transactions as agent, may receive a commission from either the selling security holder or, if they act as agent for the purchaser of such common stock, from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.  The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

As of June 30, 2007, we have expended approximately $10,975 of the estimated $15,100 cost of this offering. We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling security holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of shares of our common stock. The selling security holders are not underwriters as defined in the 1933 Securities Act, as amended and any broker-dealers who execute sales for the selling security holders are "underwriters" within the meaning of the Securities Act in connection with such sales. Upon execution of a stock subscription agreement each purchaser specifically acknowledged that he/she was acquiring the shares for their personal investment and not with a view to resale. In particular, during such times as the selling security holders sell their common stock, they must comply with applicable law and may, among other things, be required:

•

Not to engage in any stabilization activities in connection with our common stock;

Link to Cheetah Consulting, Inc. SB-2 Table of Contents

•

Furnish each broker or dealer through which shares of our common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

Not to bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holder is distributing shares covered by this prospectus. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 2.0 Directors and Executive Officers

Name	Age	Position
Diane J. Harrison	49	President/CEO/CFO/Chairman of the Board of Directors[1]
Lynnette J. Harrison	54	Secretary/Director[2]
Joseph Scutero	60	Treasurer/Director[3]

1 Ms. Harrison is the Secretary of Coastline Corporate Services, Inc. [CCSV], an OTCBB company.  She was the Secretary of Avalon Development Enterprises, Inc. n/k/a GuangZhou Global Telecom, Inc. an OTCBB company.  She was secretary from October 31, 2006 until her resignation on January 8, 2007.  She  was the Secretary of Irish Mag, Inc. n/k/a China Public Security Technology, Inc. an OTCBB company.  She was secretary from August 9, 2006 until her resignation on October 6, 2006.  Ms. Harrison was President and Secretary/Treasurer of M.C.F.T.Y National, a reporting but non-trading company in 2000-2003 and 2004-2005 respectively.

[2] This is the first Directorship of a reporting company held by Ms. Lynnette Harrison.

[3] This is the first Directorship of a reporting company held by Mr. Scutero.

Background of Executive Officers and Directors

- Diane J. Harrison has served as our President/Chairman of the Board of Directors since January 2, 2007. Ms. Harrison is a securities lawyer in private practice and is currently licensed to practice law in Florida and Nevada.  She graduated from Stetson University College of Law in May 2000.  Ms. Harrison is also secretary of Coastline Corporate Services, Inc. [CCSV], an OTCBB company.  From October 31, 2006 until her resignation on January 8, 2007, Ms. Harrison was the Secretary of Avalon Development Enterprises, Inc. now known as GuangZhou Global Telecom, Inc. [GZGT], an OTCBB company.  From August 9, 2006 to October 3, 2006, Ms. Harrison was the Secretary of a fully reporting and OTCBB trading company, Irish Mag, Inc., now known as China Public Security Technology, Inc. [CPBY].  During the periods May 2000 through July 2003 and February 2004 through January 2005, Ms. Harrison was President and Secretary/Treasurer, respectively, of MCFTY National, a fully reporting but non-trading company.  Prior to her legal career, Ms. Harrison worked for the United States Department of Energy (“USDOE”) and held the highest security clearance available.  She was a systems engineer and the waste package and repository design branch chief for the high-level radioactive waste repository at Yucca Mountain, north of Las Vegas, Nevada.  She spent seven (7) years working for the USDOE.

Link to Cheetah Consulting, Inc. SB-2 Table of Contents

- Lynnette J. Harrison has served as our Secretary and as a Director since January 2, 2007. Ms. Harrison graduated from West Virginia Northern Community College as a programmer/analyst.  Upon graduation, she began her career at Weirton Steel Corporation.  After four (4) years at Weirton Steel she accepted a position at Highmark Blue Cross Blue Shield in November of 1998 as an Application Developer and Project Leader.  She has remained at Highmark and currently works in the company’s Medicare Advantage and Reimbursement Systems group.

- Joseph Scutero has served as our Treasurer and as a Director since January 2, 2007. Mr. Scutero worked for the Boyd Gaming Group from 1978 until his retirement on October 31, 2006. During his career with Boyd Gaming, he held numerous positions including dealer, brush, floorman and shift supervisor of the Stardust Poker Room. During his tenure at Boyd, Mr. Scutero developed interpersonal skills dealing with the public.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of June 30, 2007, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 3.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1,2]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Diane J. Harrison 6860 Gulfport Blvd. South No. 162 South Pasadena, FL 33707	3,500,000	3,200,000	76.92%	70.33%
Common Stock	Lynnette J. Harrison 237 Miami Avenue Weirton, WV 26062	30,000	0	0.66%	0.00%
Common Stock	Joseph Scutero 4240 Flaming Ridge Trail Las Vegas, NV 89147	30,000	0	0.66%	0.00%
Common Stock	All Executive Officers and Directors as a Group (1)	3,560,000	3,200,000	78.24%	70.33%

[1] The percentages assume the selling security holders sell the entire 1,350,000 shares being registered.

[2] All of the figures presented in Table 3.0 above have given retroactive effect to the 10:1 forward stock split that occurred on March 31, 2007.

Link to Cheetah Consulting, Inc. SB-2 Table of Contents

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value per share, of which 4,550,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Diane J. Harrison, Esq. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock in the years 2004, 2005 and 2006 respectively. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,350,000 outstanding common shares registered for sale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 100 2nd Avenue South, Suite 300N, St. Petersburg, Florida, 33701, to act as transfer agent and registrar.

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INTEREST OF NAMED EXPERTS AND COUNSEL

Randall N. Drake, C.P.A., independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Drake's report is given based on their authority as an expert in accounting and auditing.  Randall N. Drake, C.P.A. has provided audited financials for Cheetah Consulting, Inc. for December 31, 2006 and reviewed financials for the period ended June 30, 2007.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement; she has a direct interest in the Company.  Ms. Harrison is the President and a Director of Cheetah Consulting, Inc. and she is providing the legal opinion on the validity of our common stock.  Accordingly, there may be a conflict of interest.  Her commitment to clients of her law firm may create a conflict of interest with our company operating independently.  Such conflict of interest would likely cause investors to lose all or part of their investment in the event decisions made on behalf of her clients from her law practice were to be placed ahead of the interests of our Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Articles of Incorporation, Article X does include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, also permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Cheetah Consulting, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated under the laws of the State of Florida on May 11, 2004 under the name Cheetah Consulting, Inc.  On February 28, 2007 the company filed Amended and Restated Articles of Incorporation.  Due to a typographical error in the Amended and Restated Articles filed on February 28, 2007 the Company filed new Amended and Restated Articles on July 26, 2007 to correct the typographical error. The Company does not have any subsidiaries or related companies.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months.  In the event we need to raise additional capital, we will seek funds from private sources.  Management believes that it does have a fiduciary responsibility to its shareholders and under specific circumstances, those that will create additional shareholder value, will consider a merger, acquisition, roll-up or other business combination to increase shareholder value.

The Company has had no related transactions with any related persons, promoters or control persons that have had an interest in our business.

Link to Cheetah Consulting, Inc. SB-2 Table of Contents

DESCRIPTION OF BUSINESS

Business Development

Cheetah Consulting, Inc. (“CCI”) was incorporated on May 11, 2004 under the laws of the State of Florida. Diane J. Harrison, Esq. is majority owner and president of the company. With over twenty-five (25) years of experience, she has provided management expertise in private industry as well as in the federal government.  CCI currently provides services to a number of small businesses.  The Company is working to assist owners of their businesses in the valuation of their company to determine an appropriate strategy for the owner to successfully exit the business.

Since inception, Cheetah Consulting, Inc. has engaged in developing its business plan as well as developing a network of accountants, C.P.A.s, and attorneys for referrals for business.  In September of 2006 the company began providing consulting services to companies requiring guidance and assistance in successfully developing the valuation of their company as well as a strategy for the owner to utilize in exiting the business.

On January 2, 2007, CCI initiated a plan of recapitalization. The company determined that it needed to increase the number of authorized shares to 200,000,000.  A change was made in the par value from $.01 to $.001.  On February 28, 2007 Amended and Restated Articles of Incorporation were filed with the Florida Department of State.  Due to a typographical error in the Amended and Restated Articles filed on February 28, 2007 the Company filed new Amended and Restated Articles on July 26, 2007 to correct the typographical error. At that time the business plan was modified to include the intention to acquire existing consulting companies.  We brought in additional shareholders to the company on March 31, 2007.  The shareholder base was increased due to family and friends being interested in the unique concept developed by CCI.

Ms. Harrison developed the business plan for Cheetah Consulting, Inc. capitalizing on her expertise and experience from her fourteen (14) years of employment as an engineer/manager and another ten (10) years in business ownership. Upon her graduation from Stetson University College of Law in May of 2000, Ms. Harrison worked for a large law firm for approximately one (1) year and then moved to Las Vegas, NV to pursue more business, corporate, and securities law clients.  She negotiated her first business purchase in 2001 and began to develop the business model upon which CCI is founded. The business model is geared to small to medium size companies whose owner or owners have a desire to exit their present business.  We assist the owner(s) in determining the present value of their business and then develop different exit-strategies for the owner(s).

While the primary strategy typically involves a sale of the company, the valuation of the business is critical to all strategies.  An owner(s) might exit through a merger, acquisition or other business combination.  Determining the best path is always done by the owner(s).  It is up to CCI to properly determine the value of the company so the owner(s) can make an educated and informed decision that maximizes their position.

We currently have no regular paid employees. There is currently one employee that is paid on a project by project basis.  For the year ended December 31, 2006 this employee received a total of $20,000.00 compensation.  Ms. Harrison and our Treasurer/Director, Joseph Scutero, provide the necessary labor along with our commissioned employee to perform the services required with our clients. Our business model does not include additional employees at this time. Ms. Harrison’s and Mr. Scutero’s experience and knowledge will be relied on until experienced employees are needed and recruited.  Our President, Diane J. Harrison, brings more than ten (10) years of business experience and expertise to the company. Her prior success in business as well as her formal education will improve operations, reduce costs, and maximize shareholder value.  Ms. Harrison in conjunction with Mr. Scutero will be responsible for all financial projections. The business model will eventually be amended to include additional employees recruited using industry networking and associations. Additionally, it is anticipated that key employees of companies targeted for acquisition will be retained or recruited.

Our Business

(1) Principal Products or Services and Their Markets

Our primary focus is the valuation of small to medium sized businesses where the owner(s) are seeking to exit the business. The companies we seek are those that can be valued and for which an exit strategy can be developed. Targeted companies will include those with owner(s) who have built the company over time and those with the necessary financial data to analyze. The owner(s) must be taught to develop an outsider point of view of the business and a willingness to act on opportunities to create incremental value. A restructuring framework model is used to assist in the valuation of the business.  The present value of the company is considered in terms of a maximum restructured value.  This may necessitate the disposal/acquisition of assets or business opportunities.  By using a discounted cash flow or DCF approach, an economic model, we believe a more sophisticated and reliable picture of a company’s value can be developed.

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 (2) Distribution Methods of the Services

The primary delivery of our services will be through our location in St. Petersburg, Florida. Our President Diane J. Harrison, will have the primary responsibility of locating appropriate client companies. It is her vast knowledge and resources in this area that we believe will increase the company’s chances at success.  The extensive network of attorneys and accountants that Ms. Harrison has developed will be used as our primary marketing tool.

(3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. Instead, we have chosen to refine and enhance the services that fall within our capability.

(4) Our Competition

To compete effectively in the consulting industry, a company must understand and then respond to the needs of the clients. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. They may also be in a position to accept lower fees than we would for the same client. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

While our business model has not been proven successful over time, we are building upon our company’s limited successes. In our President’s legal practice, we believe she has had the opportunity, however limited, to analyze potential clients and their potential for profit.  We believe we will be able to capitalize on this limited experience for the benefit of the Company.  Over her years of business experience and legal practice, Ms. Harrison has had to assist clients in the analysis of business acquisitions, mergers, and sales.  It is her attention to detail in these transactions to maximize a client’s return on investment that we believe will serve our needs well.  In our President’s many years working in private industry, both as a manager and as an employee, we believe she has obtained the requisite knowledge to evaluate businesses and assess their growth potential.  She has built a network of professional contacts that we believe can lead to success.

(5) Sources and Availability of Raw Materials

At this time we do not see a critical dependence on any supplier(s) that could adversely effect our operations.

(6) Dependence on Limited Customers

We will not have to rely on any one or a limited number of customers for our business. We expect to increase our customer base as we continue to implement our business plan. While our target markets are limited to small to medium sized companies, the majority of our new clients come to us as referrals from existing clients.  The company has steadily increased its revenues due to an expanding client base.  We believe that our client base will continue to expand and will do so more rapidly once we are able to hire and train a full-time marketing person.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

(a)

these agreements will not be breached;

(b)

we would have adequate remedies for any breach; or

(c)

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

Link to Cheetah Consulting, Inc. SB-2 Table of Contents

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval. Local government rules may dictate the need for a business license.

(9) Government Regulation

As a company specializing in consulting services we are subject to a limited variety of local, state, and federal regulations.

While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our services and activities are subject to local business licensing requirements.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

(10) Research and Development During Last Two Fiscal Years

During the last two fiscal years no money was spent on research and development. We have, however, spent minimal monies on Internet research and development. We have also conducted business travel that provided the opportunity to investigate the feasibility of initiating our business model. The Company has opened discussions with a company to determine the cost of constructing a website appropriate to our business.  When and if the company has the financial resources it will reserve an appropriate domain name and begin construction of its website.

(11) Cost and Effects of Compliance with Environmental Laws

As a consulting company, we are not subject to any federal, state or local environmental laws.

(12) Our Employees

As of June 30, 2007, we have no regular paid employees.  We have one commissioned employee that was paid $20,000.00 for the year ended December 31, 2006.  We currently have no key employees, other than Ms. Harrison, our President/Director, and Mr. Scutero, our Treasurer, who are not receiving pay or other stock benefits for their performance. There are no key consulting contracts with any individuals or companies at this time.

We do not believe that there is a critical need for a specific type of candidate we would use in our business.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are an operating company that is seeking to expand its operations. We have an operating history and have generated revenues from our activities that have produced both net incomes and losses in the periods in which it has been fully operational. We have yet to undertake any expansion activity. As our company is considered to be in the early stages of business and there is no reasonable likelihood that increased revenues can be derived from our expansion in the foreseeable future, we consider that our operations will require us to retain additional management personnel that can lead the company in its expansion.

Our Board of Directors believes that we can expand as an on-going business during the next twelve months since we are generating profits from our operations that can pay for our expansion of operations.  We may raise cash from sources other than our operations. Our only other source for cash at this time is investment by others in the Company. We have not solicited investment from any investment banks, private equity firms or venture capital firms at this time.

Our future financial success will be dependent on the success of our expansion. Such expansion may take years to complete and future cash flows, if any, are impossible to predict at this time. The realization value from any expansion is largely dependent on factors beyond our control such as the market for our consulting services.

Results of Operations

General

The following table shows our revenues, expenditures and net income for the years from 2006-2007 YTD.

Table 4.0 Revenues, Expenditures and Net Income

Year	Revenue	Expenses	Provision For Income Taxes	Other Income	Net Income (Loss)
2007 YTD	$ 89,724	$ 43,169	$ 8,927	$ 5	$ 37,633
2006	$ 64,315	$ 78,614	-0-	$ 12,365	($ 1,934)

Results of Operations for the Period Ended June 30, 2007

For the period ended June 30, 2007 our revenues of $89,724 were a significant increase over the same period in 2006.  Even comparing our revenues to the period beginning in August (when we first started earning revenue) to December 31, 2006 we show an increase in revenue of $25,409 and an increase in net income of $39,567.  We attribute this increase to our President devoting more time to the continued development of our business model thus increasing our client base.  Expenses during the period ended June 30, 2007 compared to the year ending December 31, 2006 reflect a decrease of $35,445.  We do not expect our expenses to remain below the level of expenses incurred in 2006.  This is due to the fact that we have accounted for the first six months of 2007 versus the entire year ending December 31, 2007.  We anticipate that once our registration is complete and Ms. Harrison is able to concentrate more on business development, our revenues will increase along with our expenses and, although we will have the SEC reporting requirements, we believe our legal expenditures will decrease due to the fact that our President is also the company attorney providing most of our legal work.  Since we have paid the costs of this registration statement as they came due, our expenses should stabilize and remain constant until a compensation plan is developed for our officers and directors.  We expect that when this compensation plan is developed that our expenses will rise.  Our cash flow showed an increase in cash and cash equivalents of $40,761.  This increase relates directly to the acquisition of clients.  The Company believes that our cash and cash equivalents will remain stable and we will increase our cash and cash equivalents as we continue to develop more business.

Results of Operations for the Year Ended December 31, 2006

During the year ended December 31, 2006, we had revenues of approximately $64,315.  While we had a loss of ($14,299) from operations, our investing income of $12,365 resulted in a net loss of only $1,934.  We had ($10,995) total cash used by operating activities.

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We did have cash flows from investing activities for the year ended December 31, 2006 of $12,365.

The result of the above activities was a total increase in cash and cash equivalents of $2,635 for the year ended December 31, 2006. When this increase was subtracted from the company’s cash and cash equivalents of $0.00 at the beginning of the year, the result was a total increase of $2,635 of cash and equivalents as of the company’s December 31, 2006 year-end. We do not foresee any circumstances or events that will have an adverse impact on our operations. We do anticipate an increase in our business based on our current method of operation and the activities of our officers and directors. Thus, we expect to satisfy our current cash requirements indefinitely. However, we will need additional cash to implement any expansion strategy that we may develop in our business model of operations.

Liquidity & Capital Resources

Since May of 2004 the company has concentrated its efforts in providing consulting services to a niche market targeting small to medium sized businesses where management is seeking a method of divesting itself of the business.  Management believes it can capitalize on the number of business owners seeking to develop an appropriate exit strategy.

Our internal liquidity is provided by our operations. Our current cash and cash equivalents exceed our current liabilities by over $38,000.00.  Management believes that in the fiscal year 2007 the Company will continue to show a profit and operations should be sustainable in the long-term of at least twelve (12) months.  In the event the company needs additional funds, our President, Diane J. Harrison, will provide any necessary capital to the company in the form of non-interest bearing loans due and payable at least twelve (12) months in the future.

While the capital resources of the company are stable from a cash perspective, the credit of the officers and directors for debt financing if necessary is extremely strong. The company has not established any lines of credit with any banks. In the event a supplier or lender requires additional credit to obtain equipment or other business supplies, our President is willing to extend her credit to accomplish the purchase.  She has committed to the company that she would secure up to $150,000 in credit if necessary.

In the event we are unable to generate sufficient funds to continue our business efforts or if the company is pursued by a larger company for a business combination we will analyze all strategies to continue the company and increase shareholder value.  Only under these circumstances would we consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination to increase business and potentially increase the shareholder value of the Company.  Management believes its responsibility to increase shareholder value is of paramount importance, which means the Company should consider the aforementioned alternatives in the event funding is not available on favorable terms to the Company when and if needed.

DESCRIPTION OF PROPERTY

Our principal business address is at 6860 Gulfport Blvd. South, #161, South Pasadena, Florida 33707, which is a mail drop at a UPS Store®.  Our physical operations are currently run out of the President’s home office at 6719 Bobby Jones Ct., Palmetto, Florida 34221; we have no ownership interest in the property.  We own our furniture, computer, ancillary equipment, and office supplies.  The company is also purchasing an automobile that is used by Ms. Harrison for business purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors other than the following.  The President of our company, Diane J. Harrison, is also the President of Harrison Law, P.A., the firm providing the opinion as to the validity of the shares in our Company.  Ms. Harrison is a licensed attorney in good standing in Florida and Nevada.  Anyone considering purchasing shares in our Company must be aware that there may be a conflict of interest for Ms. Harrison as the President of both companies.  The husband of Ms. Harrison is a commissioned employee of Cheetah Consulting, Inc.  Anyone considering purchasing shares in our company must be aware that there may be a conflict of interest for Ms. Harrison as the President of Cheetah Consulting, Inc. and her husband being a commissioned employee for the company.

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AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with less than $500,000 in revenue we rely on our President Diane J. Harrison, for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Ms. Harrison as both our company President and our audit committee financial expert is not detrimental to the Company. Ms. Harrison has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Ms. Harrison has gained this expertise through her formal education and experience with public reporting companies. She has specific experience coordinating the financials of the company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the FINRA OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the FINRA OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other equipment and furniture leasing service providers or accounting related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for instant messaging business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are 1,350,000 shares of common stock that could be sold by the selling shareholders according to Rule 144 that we have agreed to register. A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an “affiliate.”  An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer. The definition of an "Affiliate" is critical to the operation of Rule 144, promulgated under the Securities Act.  Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale.  Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a one year holding period.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual

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restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have thirty-six (36) stockholders of record of our common stock as of June 30, 2007.  The CUSIP number for our common stock is 16307Q 108.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2000 and 2001, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2000 and 2001, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Table 5.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Diane J. Harrison[1] , President and CEO, CFO, Director	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lynnette J. Harrison[2], Secretary and Director	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Joseph Scutero[3], Treasurer and Director	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1]There is no employment contract with Ms. Diane Harrison at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[2]There is no employment contract with Ms. Lynnette Harrison at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[3]There is no employment contract with Mr. Scutero at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

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Table 6.0 Outstanding equity awards for 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Diane J. Harrison, Esq., President	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lynnette J. Harrison, Secretary	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Joseph Scutero, Treasurer	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 7.0 Director Compensation for 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Diane J. Harrison, Esq., President	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lynnette J. Harrison, Secretary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Joseph Scutero, Treasurer	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Diane J. Harrison, Joseph Scutero, and Lynnette J. Harrison.  We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

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Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes that our Chairman/President, Diane J. Harrison, has developed disclosure controls and procedures that are in keeping with the intent of the regulations.  Ms. Harrison and the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our company.  Our controls and procedures include, without limitation, those designed to ensure that information to be disclosed is recorded, processed, summarized and reported within the appropriate time periods and that the information is communicated to management, including its principal executive officer and principal financial officer, as appropriate, regarding timely disclosure.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/President, Diane J. Harrison, will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors has found no weakness in the controls that have been established and believes that the semi-annual monitoring by the full Board of Directors will keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be a change in our internal control over financial reporting, this change or changes will be made available in our reports filed with the Securities and Exchange Commission.

CODE OF ETHICS

We adopted a Code of Ethics as of August 31, 2006 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

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CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We are not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting any director.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.

EXPERTS

Certain of the financial statements of Cheetah Consulting, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed by Randall N. Drake, C.P.A., independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 1, 2007, we engaged Randall N. Drake, C.P.A., P.A. ("Drake ") as our independent auditor. He is our first auditor and we have had no disagreements with Drake on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Cheetah Consulting, Inc. by Harrison Law, P.A., 6860 Gulfport Blvd. South, No. 162, South Pasadena, Florida, 33707.  Our President, Diane J. Harrison, is the principal in Harrison Law, P.A., a law firm specializing in filing registration statements for small businesses with revenues less than $25,000,000.  Her commitment to clients of her law firm may create a conflict of interest with our company operating independently.  Such conflict of interest would likely cause investors to lose all or part of their investment in the event decisions made on behalf of her clients from her law practice were to be placed ahead of the interests of our Company.

WHERE YOU CAN FIND FURTHER INFORMATION

Cheetah Consulting, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Cheetah Consulting, Inc. has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Cheetah Consulting, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

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FINANCIAL STATEMENTS

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Cheetah Consulting, Inc:

We have reviewed the accompanying balance sheet of Cheetah Consulting, Inc. as of June 30, 2007 and the related statements of operations, stockholder’s equity and cash flows for the six months ended June 30, 2007. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA

Clearwater, Florida

September 14, 2007

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CHEETAH CONSULTING, INC.

Balance Sheet

(Unaudited)

As of June 30, 2007

ASSETS
Current Assets:
Cash & Cash Equivalents	$43,396
Total Current Assets	43,396
Fixed Assets:
Computer & Office Equipment	4,142
Automobile – Note C	51,391
Dive Equipment	4,292
Accumulated Depreciation	(381)
Total Fixed Assets	59,444
TOTAL ASSETS	$102,840
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities:
Accrued Expenses	$4,756
Corporate Income Taxes Payable	8,927
Note Payable Current Portion – Note C	8,896
Total Current Liabilities	22,579

Non Current Liabilities
Note Payable – Non Current Portion – Note C	41,857
Total Non Current Liabilities	41,857
Total Liabilities	64,436
Stockholders' Equity:
Common Stock, $.001 par value, 200,000,000 shares
authorized, 4,550,000 issued & outstanding - Note F	455
Paid in Capital	2,250
Retained Earnings	35,699
Total Stockholders' Equity	38,404
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$102,840

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Statement of Operations

(Unaudited)

For the Six Months Ended June 30, 2007

Revenue:
Consulting Income	$89,724
Total Revenue	89,724
Operating Expenses:
Accounting Fees	75
Auto Expense	2,392
Business Gifts	215
Commissions-Note D	31,024
Depreciation Expense	322
Dues, Journals & Publications	469
Insurance Expense	720
Interest Expense	388
Accounting & Audit Fees	1,000
Legal Fees	400
Meals and Entertainment	2,015
Office Expense	533
Postage & Shipping	55
Telephone	865
Travel	2,696
Total Operating Expenses	43,169

Net Income (Loss) Before Income Taxes	46,555

Other Income
Interest Income	5
Total Other Income	5

Net Income	46,560
Provision for Income Taxes	8,927
Net Income	$37,633

Earnings (loss) per common share:
Net income (loss) per share-Note E	$0.02

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Statement of Changes in Stockholder’s Equity

(Unaudited)

For the Six Months Ended June 30, 2007

	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2007	3,500,000	$350	$2,250	($1,934)	$666

Issuance of New Shares	1,050,000	105			$105

Net Income (Loss)				$37,633	$37,633

Balances at June 30, 2007	4,550,000	$455	$2,250	$35,699	$38,404

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Statement of Cash Flows

(Unaudited)

For the Six Months Ended June 30, 2007

OPERATING ACTIVITIES:
Net Income(Loss)	$37,628
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation Expense	322
Increase (Decrease) in:
Accrued Expenses	1,757
Corporate Taxes Payable	8,927
Payroll Taxes Payable	(245)
Net cash provided (used) by Operating Activities	48,389
FINANCING ACTIVITIES:
Investment Income	5
Acquisition of Equipment	(58,491)
Net cash provided (used) by Financing Activities	(58,486)

FINANCING ACTIVITIES
Proceeds Note Payable – Chase Auto Finance	50,753
Issuance of Common Stock	105
Net Cash provided (used) by Financing Activities	50,858
Net increase in cash & cash equivalents	40,761
Cash & cash equivalents at beginning of period	2,635
Cash & cash equivalents at end of period	$43,396

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Notes to Financial Statements (Unaudited)

June 30, 2007

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated May 11, 2004 in the State of Florida.  The Company is in the business of consulting.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost.  Depreciation is computed using straight-line    methods over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue through consulting services. The Company provides these services and bills for them as the services are rendered.  The Company recognizes its revenue when its services are rendered.

Income Taxes

The company’s S-Corporation election was terminated on December 31, 2006. In 2007, the Company will be taxed under Subchapter C of the Internal Revenue Code. Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

Fair Values Of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Corporation to disclose estimated fair value for its financial instruments. Fair Value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable approximate fair value because of the short maturity of those instruments.

Recently Adopted or Issued Accounting Pronouncements

There are no recently issued accounting standards that will have an impact on the financial statements that have not been adopted.

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CHEETAH CONSULTING, INC.

Notes to Financial Statements (Unaudited)

June 30, 2007

(Continued)

NOTE C – NOTE PAYABLE

The Company has a note payable to Chase Auto Finance. The note is dated May 7, 2007 in the original amount of $51,291.35 and is payable in monthly installments of $1,026.72 over five (5)

Years with a fixed interest rate of 7.25%. The note is secured by a 2006 Mrecedes C55 AMG.

Scheduled principal maturities of the note over the next five years are as follows:

Year ending December 31,

2007…………………………………………………………………….

$46,386

2008…………………………………………………………………….

$37,160

2009…………………………………………………………………….

$27,234

2010…………………………………………………………………….

$16,255

2011…………………………………………………………………….

$  5,067

NOTE D – RELATED PARTY TRANSACTIONS

The Company pays commissions to the husband of a key shareholder pursuant to at-will employment. The employee may leave his position at any time and the Company may terminate his employment at any time.

NOTE E – EARNINGS (LOSS) PER COMMON SHARE

Earnings (Loss) per common share of $0.02 were calculated based on a net income numerator of $37,633 divided by a denominator of 2,358,923 weighted-average shares of common stock outstanding at June 30, 2007. See also Note F.

NOTE F – RECAPITALIZATION

On February 28, 2007 the Company’s Board filed amended and restated articles authorizing 200,000,000 shares and changing the par value of its stock to $0.001 per share resulting in 10 shares for each share previously owned. On March 31, 2007 the Company’s board issued an additional 105,000 shares of its stock at $0.001 per share for 35 executed stock subscription agreements it received. After these stock sales there were a total of 455,000 shares issued and outstanding. The company on March 31, 2007 further ratified and authorized a 10:1 forward stock split that will result in result in 4,550,000 issued and outstanding shares as of that date. All share amounts in these financial statements and notes reflect the retroactive effects of this 10:1 forward stock split.

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Cheetah Consulting, Inc.

We have audited the accompanying balance sheet of Cheetah Consulting, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cheetah Consulting, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA Randall N. Drake, CPA, PA

Clearwater, Florida

September 14, 2007

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CHEETAH CONSULTING, INC.

Balance Sheet

As of December 31, 2006

ASSETS
Current Assets:
Cash & Cash Equivalents	$2,635
Total Current Assets	2,635
Fixed Assets:
Computer & Office Equipment	1,335
Accumulated Depreciation	(59)
Total Fixed Assets	1,276
TOTAL ASSETS	$3,911
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities:
Other Current Liabilities
Accrued Expenses	$3,000
Payroll Taxes Payable	245
Total Current Liabilities	3,245
Total Liabilities	3,245
Stockholders' Equity:
Common Stock, $.01 par value, 200,000,000 shares
authorized, 35,000 shares issued & outstanding - Note F	350
Paid in Capital	2,250
Retained Earnings	(1,934)
Total Stockholders' Equity	666
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,911

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Statement of Operations

For the Year Ended December 31, 2006

Revenue:
Consulting Income	$64,315
Total Revenue	64,315
Operating Expenses:
Automobile Expense	7,144
Commissions - Note C	61,932
Depreciation Expense	59
Dues, Journals & Publications	264
Accounting & Audit Fees	3,000
Legal Fees	2,901
Meals and Entertainment	659
Office Expense	309
Taxes	1,775
Telephone	298
Travel	273
Total Operating Expenses	78,614

Net Income (Loss) from Operations	(14,299)

Other Income:
Capital Gains	12,357
Interest Income	8
Total Other Income	12,365

Net Income	($1,934)

Earnings (loss) per common share:
Net income (loss) per share - Note D	$0.00

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Statement of Changes in Stockholder’s Equity

For the Year Ended December 31, 2006

	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2005-Note E	1,000,000	$100			$100

Issuance of New Shares	2,500,000	$250			$250

Paid In Capital			$2,250		$2,250

Net Income				($1,934)	($1,934)

Balances at December 31, 2006	3,50,000	$350	$2,250	($1,934)	$666

Numbers of shares have been adjusted to reflect recapitalization and share splits. See Note E.

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Statement of Cash Flows

For the Year Ended December 31, 2006

OPERATING ACTIVITIES:
Net Income(Loss)	($14,299)
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation Expense	59
Increase (Decrease) in:
Accrued Expenses	3,000
Payroll Taxes Payable	245
Net cash provided (used) by Operating Activities	(10,995)

INVESTING ACTIVITIES
Investment Income	$12,365
Acquisition of Equipment	(1,335)
Net cash provided (used) by investing Activities	11,030
FINANCING ACTIVITIES:
Issuance of Common Stock	$350
Paid in Capital	2,250
Net cash provided (used) by Financing Activities	2,600
Net increase in cash & cash equivalents	2,635
Cash & cash equivalents at beginning of period	0.00
Cash & cash equivalents at end of period	$2,635

See accompanying notes and accountant’s report.

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CHEETAH CONSULTING, INC.

Notes to Financial Statements

December 31, 2006

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated May 11, 2004 in the State of Florida.  The Company is in the business of consulting.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost.  Depreciation is computed using straight-line    methods over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue through consulting services. The Company provides these services and bills for them as the services are rendered.  The Company recognizes its revenue when its services are rendered.

Income Taxes

The company is an S-Corporation as of December 31, 2006 therefore no provision for income taxes has been made.

Fair Values Of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Corporation to disclose estimated fair value for its financial instruments. Fair Value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable approximate fair value because of the short maturity of those instruments.

Recently Adopted or Issued Accounting Pronouncements

There are no recently issued accounting standards that will have an impact on the financial statements that have not been adopted.

NOTE C – RELATED PARTY TRANSACTIONS

The Company pays commissions to the husband of a key shareholder pursuant to at-will employment. The employee may leave his position at any time and the Company may terminate his employment at any time.

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CHEETAH CONSULTING, INC.

Notes to Financial Statements

December 31, 2006

(Continued)

NOTE D – EARNINGS (LOSS) PER COMMON SHARE

Earnings (Loss) per common share of $0.00 were calculated based on a net (loss) numerator of ($1,934) divided by a denominator of 3,500,000 weighted-average shares of common stock outstanding at December 31, 2006. See also Note E.

NOTE E – SUBSEQUENT EVENTS

On February 28, 2007 the Company’s Board filed amended and restated articles authorizing 200,000,000 shares and changing the par value of its stock to $0.001 per share resulting in 10 shares for each share previously owned. On March 31, 2007 the Company’s board issued an additional 105,000 shares of its stock at $0.001 per share for 35 executed stock subscription agreements it received. After these stock sales there were a total of 455,000 shares issued and outstanding. The company on March 31, 2007 further ratified and authorized a 10:1 forward stock split that will result in result in 4,550,000 issued and outstanding shares as of that date. All share amounts in these financial statements and notes reflect the retroactive effects of this 10:1 forward stock split.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

 Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Article XV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Cheetah Consulting, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$100
Federal taxes, state taxes and fees	$0
Printing and Engraving Expenses	$2,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$0
Transfer Agent's Fees and Expenses	$1,000
Miscellaneous	$2,000
Total	$15,100

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Cheetah Consulting, Inc.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of Cheetah Consulting, Inc. were issued by CCI within the past three (3) years and were not registered under the Securities Act of 1933:

(a)  On May 11, 2004, the Board of Directors issued 100 shares of stock to President Diane J. Harrison for paid in capital of $100.  The following table gives effect to the change in par value from $0.01 to $0.001 per share that occurred on February 28, 2007 and the forward stock split of 10:1 that occurred on March 31, 2007.

Name of Stockholder	Shares Received	Consideration	Date of Payment
Diane J. Harrison	1,000,000	$100.00 Check	May 11, 2004

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(b)  On August 7, 2006, the Board of Directors issued 250 shares of stock to President Diane J. Harrison for paid in capital of $250.  The following table gives effect to the change in par value from $0.01 to $0.001 per share that occurred on February 28, 2007 and the forward stock split of 10:1 that occurred on March 31, 2007.

Name of Stockholder	Shares Received	Consideration	Date of Payment
Diane J. Harrison	2,500,000	$250.00 Check	August 7, 2006

(c)   On August 31, 2006 the Board of Directors authorized the sale of up to 15,000 additional shares of stock. The Company filed a Form D with the U.S. Securities and Exchange Commission for sales under Regulation D Section 506.  Shares were sold to U.S. citizens under the Regulation D 506 exemption claimed under Section 4(2) of the Securities Act of 1933, as amended.  The company sold 10,500 of the authorized 15,000 shares and then closed the sale of additional shares. The sales to the individuals listed below were for shares issued from the authorized capital stock for paid-in-capital. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering and pursuant to Rule 506 of the Rules and Regulations of the Securities Act of 1933. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the Officers and Directors. Each individual had specific knowledge of the Company’s operation that was given to them personally by the Officers and Directors. Each individual is considered educated and informed concerning small investments, such as the $3.00 investment in our company. The sale of the shares occurred between September 1, 2006 and March 31, 2007 to the individuals below. Upon receipt of the executed subscription agreements, the sale of any additional shares was closed by the Board of Directors.  Each stock subscription agreement executed by the purchaser was formally accepted by the company on March 31, 2007 and shares were issued effective upon the acceptance by the company. The following table gives effect to the change in par value from $0.01 to $0.001 per share that occurred on February 28, 2007 and the forward stock split of 10:1 that occurred on March 31, 2007.

Name of Stockholder	Shares Received	Consideration	Date of Payment
Joseph Scutero	30,000	$3.00 Check	March 31, 2007
Lynnette J. Harrison	30,000	$3.00 Check	March 31, 2007
Wilma J. Harrison	30,000	$3.00 Check	March 31, 2007
William B. Harrison	30,000	$3.00 Check	March 31, 2007
Belvey Harrison	30,000	$3.00 Check	March 31, 2007
William B. Harrison, II	30,000	$3.00 Check	March 31, 2007
William B. Harrison, III	30,000	$3.00 Check	March 31, 2007
Chad W. Sparks	30,000	$3.00 Check	March 31, 2007
Brandi J. Peachy	30,000	$3.00 Check	March 31, 2007
Nick R. Holladay	30,000	$3.00 Check	March 31, 2007
Sherry J. Long	30,000	$3.00 Check	March 31, 2007
John J. Piazza	30,000	$3.00 Check	March 31, 2007
Scott Bills	30,000	$3.00 Check	March 31, 2007
Meshel Coleman	30,000	$3.00 Check	March 31, 2007
Joseph Coleman	30,000	$3.00 Check	March 31, 2007
Jasmine Coleman	30,000	$3.00 Check	March 31, 2007
Eileen Love	30,000	$3.00 Check	March 31, 2007
Kandace Coleman	30,000	$3.00 Check	March 31, 2007
Jerry Neel, Jr.	30,000	$3.00 Check	March 31, 2007
Moshe Turgeman	30,000	$3.00 Check	March 31, 2007
Albert Moretti	30,000	$3.00 Check	March 31, 2007
Martin Mink	30,000	$3.00 Check	March 31, 2007
Evan Scutero	30,000	$3.00 Check	March 31, 2007
Karen Wolfson	30,000	$3.00 Check	March 31, 2007
Alan Drien	30,000	$3.00 Check	March 31, 2007
Matthew Miller	30,000	$3.00 Check	March 31, 2007
Larry Chapman	30,000	$3.00 Check	March 31, 2007
Ashley Coleman	30,000	$3.00 Check	March 31, 2007

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Mark J. Kepes	30,000	$3.00 Check	March 31, 2007
Deborah A. Kepes	30,000	$3.00 Check	March 31, 2007
Rolland L. Owens	30,000	$3.00 Check	March 31, 2007
Corey Owens	30,000	$3.00 Check	March 31, 2007
Brent Owens	30,000	$3.00 Check	March 31, 2007
Stephanie Owens	30,000	$3.00 Check	March 31, 2007
Betty Owens	30,000	$3.00 Check	March 31, 2007
Total:	1,050,000

Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Amended and Restated Articles of Incorporation
3.3	Amended and Restated Articles of Incorporation
3.4	By-Laws
4	Subscription Agreement
5	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq.
14	Code of Ethics
15	Letter on Unaudited Interim Financial Information by Randall N. Drake, C.P.A.
23	Consent of Experts and Counsel: Independent Auditor's Consent by Randall N. Drake, C.P.A.
99.1	Assignment

Undertakings

(1)

The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the

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payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida, the City of Pittsburg, State of Pennsylvania, and the City of Las Vegas, State of Nevada on September 20, 2007.

(Registrant) CHEETAH CONSULTING, INC.
By: /s/ Diane J. Harrison, Esq.
Diane J. Harrison, Esq.
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/Diane J. Harrison Diane J. Harrison	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Chairman of the Board of Directors	September 20, 2007
/s/ Lynnette J. Harrison Lynnette J. Harrison	Secretary, Director	September 20, 2007
/s/ Joseph Scutero Joseph Scutero	Treasurer, Director	September 20, 2007

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